Exhibit 99.1

www.brileyfin.com

B. Riley Financial Reports Second Quarter 2020 Results;
Raises Regular Dividend to $0.30 per Share and Declares Special Dividend of $0.05 per Share

Total Quarterly Dividend of $0.35 per Common Share
to be Paid to Stockholders of Record as of August 14, 2020 on August 28, 2020

Consolidated Revenues of $266.5 million and Net Income of $82.8 million, or $3.07 per Diluted Share,
Driven by Strong Operating Results and Sharp Recovery in Investments

LOS ANGELES, July 30, 2020 – B. Riley Financial, Inc. (NASDAQ:RILY) (“B. Riley” or the “Company”) today announced results for the second quarter ended June 30, 2020.

Second Quarter 2020 Financial Highlights

●	GAAP consolidated revenues of $266.5 million, adjusted EBITDA (1) of $148.3 million
●	Net income available to common shareholders of $82.8 million, or $3.07 per diluted share
●	Operating revenues (2) of $151.9 million and operating adjusted EBITDA (3) of $46.8 million
●	Investment gains (4) of $114.5 million driven by second quarter market rebound

“Our second quarter results demonstrate our ability to successfully execute on our strategy in a challenging environment created by COVID-19. Our overall business continued to deliver solid performance, while our investment book rebounded sharply from the mark-to-market losses we experienced in the first quarter,” said Bryant Riley, Chairman and Co-Chief Executive Officer, B. Riley Financial. “Operating adjusted EBITDA was approximately $117 million for the first six months versus $62 million during the same period in 2019, and increased year-over-year for the second quarter despite the effects of COVID-19 on our retail, brands and appraisal businesses. These results highlight the diversity of our business model and the resiliency of our platform to overcome the impact of COVID-19.”

“Investment banking activity accelerated with several noteworthy capital markets transactions, including SPAC and ATM deals. In addition, our counter-cyclical businesses experienced an increase in activity following the initial slowdown in March,” Riley continued. “Our bankruptcy and restructuring advisory and banking divisions added a record number of new mandates in June, several of which are ongoing. Retail liquidation activity also resumed in June with several new and returning clients. We expect activity will continue through year-end as COVID-19 accelerates retail industry challenges. Similarly, business for our real estate division increased as retailers and property owners reassess long-term lease and real estate plans.”

Riley added, “The ongoing impact of COVID-19 creates limited visibility, but also tremendous opportunities where we believe our diversified platform will continue to serve as a competitive advantage. To that end, we are increasing our regular dividend to $0.30 per common share with an additional special dividend of $0.05 per share for the quarter. We will continue to aggressively leverage our resources and deliver on our mandate to perform for our employees, clients, partners, and shareholders.”

Second Quarter 2020 Financial Summary

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands)	2020	2019	2020	2019
Revenues
Operating Revenues (2)	$151,921	$159,089	$334,157	$275,350
Investment Gains (Loss) (4)	114,547	5,595	(67,895)	31,462
Total Revenues	$266,468	$164,684	$266,262	$306,812

Adjusted EBITDA (1)
Operating Adjusted EBITDA (3)	$46,756	$43,151	$117,664	$62,009
Investment Adjusted EBITDA	101,507	9,705	(65,465)	25,277
Total Adjusted EBITDA	$148,263	$52,856	$52,199	$87,286

B. Riley Financial reported GAAP consolidated revenues of $266.5 million for the three months ended June 30, 2020, up from $164.7 million in total revenues for the prior year period. Total revenues exceeded the Company’s previous quarterly record of $180.1 million in total revenues for the third quarter of 2019.

Net income available to common shareholders totaled $82.8 million, or $3.07 per diluted share, compared to net income of $22.2 million, or $0.82 per diluted share, for the prior year period.

Operating revenues (2) totaled $151.9 million compared to $159.1 million in the prior year period. Operating adjusted EBITDA (3) increased to $46.8 million from $43.2 million for the prior year period. Through the first six months of 2020, B. Riley’s operating revenues (2) totaled $334.2 million.

Investment gains (4) of $114.5 million reflected a sharp recovery from the significant mark-to-market losses in the first quarter due to the impact of COVID-19 on equity markets. B. Riley’s proprietary investments are comprised of certain private and public securities and loans aimed to create revenue opportunities for the Company’s operating business while driving long-term value for its clients, partners, and shareholders.

Total adjusted EBITDA (1) increased to $148.3 million from $52.9 million for the second quarter of 2019.

Supplemental Financial Data

B. Riley has presented information related to its operating results and investments to provide investors with additional metrics regarding its performance and overall results of operations. Further details related to these metrics can be found in a Financial Supplement on the Company’s investor relations website at ir.brileyfin.com.

Second Quarter 2020 Segment Financial Summary

	Three Months Ended June 30, 2020
(Dollars in thousands)	Capital Markets	Auction and Liquidation	Valuation and Appraisal	Principal Investments	Brands

Operating Revenues (2)	$111,364	$8,251	$7,669	$21,431	$3,206
Investment Gains (4)	114,547	-	-	-	-
Segment Revenue	$225,911	$8,251	$7,669	$21,431	$3,206

Operating Income (Loss)	$31,062	$2,020	$1,478	$9,188	$(6,318)
Investment Gains Income	101,507	-	-	-	-
Segment Income (Loss)	$132,569	$2,020	$1,478	$9,188	$(6,318)

●	Capital Markets operating revenues (2) increased to $111.4 million compared to $88.7 million for the prior year period. The increase was primarily driven by several banking and capital market transactions that closed during the quarter, in addition to contributions from financial consulting operations.
●	Auction and Liquidation results reflect retail liquidation projects that closed during the quarter following the pause in March due to COVID-19 stay-at-home orders and social-distancing restrictions. These results tend to be variable from quarter-to-quarter and year-to-year due to the episodic impact of large retail liquidation engagements.
●	Valuation and Appraisal results declined from the prior year quarter due to a slowdown in financing activity by lenders and COVID-19 related travel restrictions. Historical results for this segment have otherwise remained relatively steady from quarter-to-quarter and year-to-year.
●	Principal Investments companies, United Online and magicJack, continued to perform above expectations, contributing steady cash flow for B. Riley. Segment income increased to $9.2 million from $7.8 million for the prior year period.

As of June 30, 2020, cash and investments totaled $899.5 million, including cash and cash equivalents of $106.3 million. The Company’s investment balance included approximately $61 million of other equity investments and deposits reported in prepaid and other assets. Total net debt, including investments reported in prepaid and other assets, was $12.5 million.

Share Repurchases

During the second quarter, the Company repurchased over 200,000 shares of its common stock under its existing share repurchase program. In July, B. Riley announced an agreement to repurchase 900,000 shares of its common stock as part of a privately negotiated transaction. Year-to-date through July, B. Riley has repurchased approximately 1.7 million of its common shares.

Dividend

B. Riley’s Board of Directors approved an increase in the Company’s regular dividend to $0.30 per common share, from the previous dividend of $0.25 per common share. The Company has also declared a one-time, special dividend of $0.05 per common share for the quarter. A total quarterly dividend of $0.35 per common share will be paid on or about August 28, 2020 to stockholders of record as of August 14, 2020.

Conference Call

Management will host a conference call today, Thursday, July 30, 2020 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time), to discuss the Company’s quarterly results. The live broadcast and archived recording will be available on the Company’s investor relations website at https://ir.brileyfin.com/events-and-presentations.

Date:	Thursday July 30, 2020
Time:	4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Toll-Free:	1-877-451-6152
International:	1-201-389-0879

Replay Dial-In (expires on Thursday August 6, 2020)
Toll-Free:	1-844-512-2921
International:	1-412-317-6671
Replay Pin:	13707044

About B. Riley Financial, Inc. (NASDAQ:RILY)

B. Riley Financial, Inc. provides collaborative financial services solutions tailored to fit the capital raising, business, operational, and financial advisory needs of its clients and partners. B. Riley operates through several subsidiaries which offer a diverse range of complementary end-to-end capabilities spanning investment banking and institutional brokerage, private wealth and investment management, corporate advisory, restructuring, due diligence, forensic accounting, litigation support, appraisal and valuation, and auction and liquidation services. Certain registered affiliates of B. Riley originate and underwrite senior secured loans for asset-rich companies. B. Riley also makes proprietary investments in companies and assets with attractive return profiles. For more information about B. Riley and its affiliated companies, visit www.brileyfin.com.

Footnotes (See “Note Regarding Use of Non-GAAP Financial Measures” for further discussion of these non-GAAP terms.)

(1)	Adjusted EBITDA includes earnings before interest, taxes, depreciation, amortization, restructuring costs, share-based payments, impairment of tradenames, and transaction related and other costs. For a definition of adjusted EBITDA and a reconciliation to GAAP financial measures, please see the Appendix.
(2)	Operating revenue is defined as the sum of revenues from service and fees, interest income - loans and securities lending, and sales of goods.
(3)	Operating adjusted EBITDA is defined as adjusted EBITDA excluding trading income (losses) and fair value adjustments on loans and other investment related expenses.
(4)	Investment gains (loss) is defined as trading income (losses) and fair value adjustments on loans.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward looking statements include, but are not limited to, statements regarding the Company’s anticipated results of operations for 2020, as well as statements regarding our excitement and the expected growth of our business segments. Factors that could cause such actual results to differ materially from those contemplated or implied by such forward-looking statements include, without limitation, the risks associated with the unpredictable and ongoing impact of the COVID-19 pandemic and other risks described from time to time in B. Riley Financial, Inc.’s periodic filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any additional information included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial, Inc. undertakes no duty to update this information.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including operating revenue, adjusted EBITDA, operating adjusted EBITDA, and investment adjusted EBITDA may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of its business and its revenues and cash flow, (i) excluding in the case of operating revenues, trading income (losses) and fair value adjustments on loans, (ii) excluding in the case of adjusted EBITDA , net interest expense, provisions for or benefit from income taxes, depreciation, amortization, fair value adjustment, restructuring costs, impairment of trade names, stock-based compensation and transaction and other expenses, (iii) excluding in the case of operating adjusted EBITDA, aforementioned adjustments for adjusted EBITDA, trading income (losses) and fair value adjustments on loans, and other investment related expenses, and (iv) in the case of investment adjusted EBITDA this includes trading income (losses) and fair value adjustments on loans, net of other investment related expenses, that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). In addition, the Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Contacts	Media
Investors	Jo Anne McCusker
B. Riley Financial	press@brileyfin.com
ir@brileyfin.com	(646) 885-5425
(310) 966-1444

B. RILEY FINANCIAL, INC.

Condensed Consolidated Balance Sheets

(Dollars in thousands, except par value)

	June 30,	December 31,
	2020	2019
	(Unaudited)
Assets
Assets:
Cash and cash equivalents	$106,253	$104,268
Restricted cash	471	471
Due from clearing brokers	29,089	23,818
Securities and other investments owned, at fair value	399,044	408,213
Securities borrowed	786,363	814,331
Accounts receivable, net	43,226	46,624
Due from related parties	295	5,832
Advances against customer contracts	1,413	27,347
Loans receivable, at fair value (includes $233,396 from related parties at June 30, 2020)	325,517	43,338
Loans receivable, at cost (includes $157,080 from related parties at December 31, 2019)	—	225,848
Prepaid expenses and other assets	105,312	81,808
Operating lease right-of-use assets	44,636	47,809
Property and equipment, net	12,287	12,727
Goodwill	227,046	223,697
Other intangible assets, net	199,991	220,525
Deferred income taxes	14,329	31,522
Total assets	$2,295,272	$2,318,178
Liabilities and Equity
Liabilities:
Accounts payable	$4,301	$4,477
Accrued expenses and other liabilities	106,531	130,714
Deferred revenue	71,017	67,121
Due to related parties and partners	617	1,750
Securities sold not yet purchased	9,804	41,820
Securities loaned	779,013	810,495
Mandatorily redeemable noncontrolling interests	4,351	4,616
Operating lease liabilities	57,364	61,511
Notes payable	714	38,167
Loan participations sold	14,109	12,478
Term loan	57,195	66,666
Senior notes payable	854,037	688,112
Total liabilities	1,959,053	1,927,927

Commitments and contingencies
B. Riley Financial, Inc. stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; 2,531 and 2,349 issued and outstanding as of June 30, 2020 and December 31, 2019, respectively; liquidation preference of $63,273 and $58,723 as of June 30, 2020 and December 31, 2019, respectively.	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 25,864,393 and 26,972,332 issued and outstanding as of June 30, 2020 and December 31, 2019, respectively.	3	3
Additional paid-in capital	306,772	323,109
Retained earnings	5,927	39,536
Accumulated other comprehensive loss	(2,693)	(1,988)
Total B. Riley Financial, Inc. stockholders’ equity	310,009	360,660
Noncontrolling interests	26,210	29,591
Total equity	336,219	390,251
Total liabilities and equity	$2,295,272	$2,318,178

B. RILEY FINANCIAL, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenues:
Services and fees	$125,595	$139,968	$284,976	$243,864
Trading income (losses) and fair value adjustments on loans	114,547	5,595	(67,895)	31,462
Interest income - Loans and securities lending	24,506	16,961	46,357	28,381
Sale of goods	1,820	2,160	2,824	3,105
Total revenues	266,468	164,684	266,262	306,812
Operating expenses:
Direct cost of services	7,985	19,663	27,937	33,779
Cost of goods sold	860	1,805	1,629	2,924
Selling, general and administrative expenses	106,562	91,907	194,306	186,871
Restructuring charge	—	1,552	-	1,699
Impairment of tradenames	8,500	—	12,500	—
Interest expense - Securities lending and loan participations sold	11,221	5,502	19,694	12,306
Total operating expenses	135,128	120,429	256,066	237,579
Operating income	131,340	44,255	10,196	69,233
Other income (expense):
Interest income	224	331	470	968
Loss from equity investments	(318)	(1,400)	(554)	(5,162)
Interest expense	(16,509)	(11,588)	(32,163)	(22,358)
Income (loss) before income taxes	114,737	31,598	(22,051)	42,681
(Provision) benefit for income taxes	(32,208)	(9,289)	5,331	(12,393)
Net income (loss)	82,529	22,309	(16,720)	30,288
Net (loss) income attributable to noncontrolling interests	(1,311)	152	(1,895)	108
Net income (loss) attributable to B. Riley Financial, Inc.	83,840	22,157	(14,825)	30,180
Preferred stock dividends	1,087	—	2,142	—
Net income (loss) available to common shareholders	$82,753	$22,157	$(16,967)	$30,180

Basic income (loss) per common share	$3.23	$0.84	$(0.66)	$1.15
Diluted income (loss) per common share	$3.07	$0.82	$(0.66)	$1.13

Weighted average basic common shares outstanding	25,627,085	26,278,352	25,827,849	26,247,952
Weighted average diluted common shares outstanding	26,992,823	26,896,573	25,827,849	26,770,922

B. RILEY FINANCIAL, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(16,720)	$30,288
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,879	9,744
Provision for doubtful accounts	2,081	1,067
Share-based compensation	9,489	5,548
Fair value adjustments, non-cash	21,975	(5,639)
Non-cash interest and other	(6,943)	(3,144)
Effect of foreign currency on operations	(73)	339
Loss from equity investments	554	5,162
Deferred income taxes	(14,340)	6,430
Impairment of intangibles and loss on disposal of fixed assets	12,550	(344)
Gain on extinguishment of debt	(1,556)	—
Income allocated for mandatorily redeemable noncontrolling interests	397	446
Change in operating assets and liabilities:
Due from clearing brokers	(5,271)	8,493
Securities and other investments owned	20,009	8,926
Securities borrowed	27,967	171,425
Accounts receivable and advances against customer contracts	27,601	(22,420)
Prepaid expenses and other assets	(19,707)	(45,500)
Accounts payable, accrued expenses and other liabilities	738	1,143
Amounts due to/from related parties and partners	4,404	(3,454)
Securities sold, not yet purchased	(32,017)	5,131
Deferred revenue	3,896	(790)
Securities loaned	(31,481)	(171,413)
Net cash provided by operating activities	13,432	1,438
Cash flows from investing activities:
Purchases of loans receivable	(152,228)	(225,072)
Repayments of loans receivable	74,450	17,640
Sale of loan receivable to related party	1,800	—
Proceeds from loan participations sold	2,400	—
Repayment of loan participations sold	(940)	—
Purchases of property, equipment and other	(851)	(2,514)
Proceeds from sale of property, equipment and intangible assets	1	503
Purchase of equity investments	(6,486)	(25,183)
Proceeds from sale of division of magicJack	—	6,196
Dividends and distributions from equity investments	797	854
Acquisition of other businesses	(1,500)	–
Net cash used in investing activities	(82,557)	(227,576)
Cash flows from financing activities:
Repayment of asset based credit facility	(37,096)	—
Repayment of notes payable	(357)	(357)
Proceeds from term loan	—	10,000
Repayment of term loan	(9,620)	(8,305)
Proceeds from issuance of senior notes	171,078	123,935
Redemption of senior notes	(1,829)	—
Payment of debt issuance costs	(2,760)	(2,039)
Payment of employment taxes on vesting of restricted stock	(2,678)	(2,291)
Common dividends paid	(17,489)	(9,991)
Preferred dividends paid	(2,142)	—
Repurchase of common stock	(27,779)	(3,252)
Repurchase of warrants	-	(2,777)
Distribution to noncontrolling interests	(2,143)	(856)
Proceeds from issuance of preferred stock	4,630	—
Net cash provided by financing activities	71,815	104,067
Increase (decrease) in cash, cash equivalents and restricted cash	2,690	(122,071)
Effect of foreign currency on cash, cash equivalents and restricted cash	(705)	37
Net increase (decrease) in cash, cash equivalents and restricted cash	1,985	(122,034)
Cash, cash equivalents and restricted cash, beginning of period	104,739	180,278
Cash, cash equivalents and restricted cash, end of period	$106,724	$58,244

Supplemental disclosures:
Interest paid	$45,934	$31,604
Taxes paid	$608	$891

B. RILEY FINANCIAL, INC.

Segment Financial Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Capital Markets segment:
Revenues - Services and fees	$86,858	$71,692	$191,271	$119,706
Trading income (losses) and fair value adjustments on loans	114,547	5,595	(67,895)	31,462
Interest income - Loans and securities lending	24,506	16,961	46,357	28,381
Total revenues	225,911	94,248	169,733	179,549
Selling, general and administrative expenses	(81,030)	(63,041)	(135,741)	(126,430)
Restructuring (charge) recovery	—	(25)	—	4
Interest expense - Securities lending and loan participations sold	(11,221)	(5,502)	(19,694)	(12,306)
Depreciation and amortization	(1,091)	(1,287)	(2,196)	(2,563)
Segment income	132,569	24,393	12,102	38,254
Auction and Liquidation segment:
Revenues - Services and fees	7,206	33,740	27,867	54,449
Revenues - Sale of goods	1,045	1,176	1,045	1,176
Total revenues	8,251	34,916	28,912	55,625
Direct cost of services	(3,217)	(12,939)	(18,033)	(19,213)
Cost of goods sold	(285)	(852)	(314)	(866)
Selling, general and administrative expenses	(2,729)	(3,295)	(4,255)	(6,210)
Depreciation and amortization	—	(2)	(1)	(4)
Segment income	2,020	17,828	6,309	29,332
Valuation and Appraisal segment:
Revenues - Services and fees	7,669	9,742	16,457	18,325
Selling, general and administrative expenses	(6,144)	(6,974)	(13,011)	(14,161)
Depreciation and amortization	(47)	(31)	(88)	(64)
Segment income	1,478	2,737	3,358	4,100
Principal Investments - United Online and magicJack segment:
Revenues - Services and fees	20,656	24,794	42,374	51,384
Revenues - Sale of goods	775	984	1,779	1,929
Total revenues	21,431	25,778	44,153	53,313
Direct cost of services	(4,768)	(6,724)	(9,904)	(14,566)
Cost of goods sold	(575)	(953)	(1,315)	(2,058)
Selling, general and administrative expenses	(4,049)	(5,495)	(9,512)	(12,515)
Depreciation and amortization	(2,851)	(3,300)	(5,730)	(6,763)
Restructuring charge	—	(1,527)	—	(1,703)
Segment income	9,188	7,779	17,692	15,708
Brands segment:
Revenues - Services and fees	3,206	—	7,007	—
Selling, general and administrative expenses	(309)	—	(1,213)	—
Depreciation and amortization	(715)	—	(1,429)	—
Impairment of tradenames	(8,500)	—	(12,500)	—
Segment loss	(6,318)	—	(8,135)	—
Consolidated operating income from reportable segments	138,937	52,737	31,326	87,394

Corporate and other expenses	(7,597)	(8,482)	(21,130)	(18,161)
Interest income	224	331	470	968
Loss on equity investments	(318)	(1,400)	(554)	(5,162)
Interest expense	(16,509)	(11,588)	(32,163)	(22,358)
Income (Loss) before income taxes	114,737	31,598	(22,051)	42,681
(Provision) benefit for income taxes	(32,208)	(9,289)	5,331	(12,393)
Net income (loss)	82,529	22,309	(16,720)	30,288
Net (loss) income attributable to noncontrolling interests	(1,311)	152	(1,895)	108
Net income (loss) attributable to B. Riley Financial, Inc.	83,840	22,157	(14,825)	30,180
Preferred stock dividends	1,087	—	2,142	—
Net income (loss) available to common shareholders	$82,753	$22,157	$(16,967)	$30,180

B. RILEY FINANCIAL, INC.

Adjusted EBITDA Reconciliation and Operating Adjusted EBITDA Reconciliation

(Unaudited)

(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income (loss) attributable to B. Riley Financial, Inc.	$83,840	$22,157	$(14,825)	$30,180
Adjustments:
Provision (benefit) for income taxes	32,208	9,289	(5,331)	12,393
Interest expense	16,509	11,588	32,163	22,358
Interest income	(224)	(331)	(470)	(968)
Share based payments	4,167	2,934	9,489	5,548
Depreciation and amortization	4,923	4,831	9,879	9,744
Restructuring costs	—	1,552	—	1,699
Impairment of tradenames	8,500	—	12,500	—
Transactions related costs and other	(1,660)	836	8,794	6,332

Total EBITDA adjustments	64,423	30,699	67,024	57,106

Adjusted EBITDA	$148,263	$52,856	$52,199	$87,286
Operating EBITDA Adjustments:
Trading (income) losses and fair value adjustments on loans	(114,547)	(5,595)	67,895	(31,462)
Other investment related expenses	13,040	(4,110)	(2,430)	6,185

Total Operating EBITDA Adjustments	(101,507)	(9,705)	65,465	(25,277)

Operating Adjusted EBITDA	$46,756	$43,151	$117,664	$62,009

B. RILEY FINANCIAL, INC.

Adjusted Net Income Reconciliation

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income (loss) attributable to B. Riley Financial, Inc.	$83,840	$22,157	(14,825)	30,180
Adjustments:
Share based payments	4,167	2,934	9,489	5,548
Amortization of intangible assets	4,024	3,344	8,048	6,721
Restructuring costs	—	1,552	—	1,699
Impairment of tradenames	8,500	—	12,500	—
Transactions related costs and other	(1,660)	836	8,794	6,332
Income tax effect of adjusting entries	(4,172)	(2,560)	(10,731)	(5,805)
Adjusted net income attributable to B. Riley Financial, Inc.	$94,699	$28,263	13,275	44,675

Adjusted income per common share:
Adjusted basic income per share	$3.70	$1.08	0.51	1.70
Adjusted diluted income per share	$3.51	$1.05	0.51	1.67

Shares used to calculate adjusted basic net income per share	25,627,085	26,278,352	25,827,849	26,247,952
Shares used to calculate adjusted diluted net income per share	26,992,823	26,896,573	25,827,849	26,770,922

Source: B. Riley Financial, Inc.

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